Exhibit 99.1

March 1, 2022

Augmedix to Participate at the 2022 JMP Securities Technology Conference

SAN FRANCISCO, March 01, 2022 (GLOBE NEWSWIRE) -- Augmedix, Inc. (Nasdaq: AUGX), a leading provider of automated medical documentation and data services, today announced the company will be presenting in the upcoming JMP Securities Technology Conference in San Francisco.

Manny Krakaris, Chief Executive Officer of Augmedix, will be presenting on Tuesday, March 8, 2022, at 11:30 a.m. Pacific Time. Interested parties may access a live and archived webcast of the presentation on the “Investor Relations” section of the company’s website at: https://ir.augmedix.com/news-events/ir-calendar.

About Augmedix

Augmedix, Inc. (Nasdaq: AUGX) provides automated medical documentation and data services to large healthcare systems and physician practices, supporting medical offices, clinics, hospitals, emergency departments, and telemedicine nationwide. The Company’s Ambient Automation Platform converts the natural conversation between physicians and patients into timely and comprehensive medical notes and performs a suite of related data services. These services relieve physicians of administrative burdens to enable more time for patient care. Augmedix’s proprietary platform uses automatic speech recognition, natural language processing and clinical datasets to capture the ambient visit conversation and generate a structured medical note. The structured medical note data is then used to deliver additional data services. Quality is assured by trained medical documentation specialists. To learn more about Augmedix, visit augmedix.com.

Investors:

Caroline Paul

Gilmartin Group

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

Source: Augmedix Inc